EXHIBIT (a)(1)(C)
GENELINK, INC.

OFFER TO EXERCISE

WITHDRAWAL FORM
     If you previously elected to participate in the offer (the “Offer”) by GeneLink, Inc., a Pennsylvania corporation (“GeneLink”), described in the Offer to Exercise, dated as of May 14, 2008 (the “Memorandum”), and you would now like to change your prior election and withdraw your tendered warrant(s) you must properly complete, sign, date and deliver this Withdrawal Form (the “Withdrawal Form”) to GeneLink pursuant to the Instructions accompanying this Withdrawal Form, prior to 5:00 pm, Eastern Time on June 12, 2008, unless the Offer is extended or earlier terminated by us. If we extend the Offer, you may change your prior election and withdraw your tendered warrant(s) at any time before the expiration of the extended deadline.
     If GeneLink receives one or more Election Forms and one or more Withdrawal Forms signed by you, GeneLink will give effect to the form bearing the latest date and, if two forms bear the same date, then the form received last.
ACKNOWLEDGEMENT AND SIGNATURE:
     I previously (a) completed, signed, dated and delivered to GeneLink the Election Form, in which I elected to participate in the Offer, (b) delivered to GeneLink my original executed warrant(s) and (c) with respect to those warrants I elected to exercise, delivered a wire transfer or cashier’s check to GeneLink for the required cash exercise price. I now wish to change my prior election and withdraw my tendered warrant(s).
     By properly completing, signing and dating this Withdrawal Form and delivering it to GeneLink pursuant to the Instructions accompanying this Withdrawal Form, I voluntarily elect to change my prior election to participate in the Offer and withdraw my tendered warrant(s). I understand and acknowledge that if GeneLink accepts my withdrawal, my warrant(s) will remain outstanding on the terms as existed prior to the Offer until expiration or exercise, and I will not receive or have any rights to any shares of Common Stock in connection with the Offer.
[signature page follows]

     IN WITNESS WHEREOF, the undersigned has duly executed this Withdrawal Form as of the date set forth below.

Signature

Name

Title

Social Security Number or Tax ID Number

Street Address

Street Address (line 2)

City, State and ZIP Code

Phone Number

Email Address

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